      As filed with the Securities and Exchange Commission on June 18, 1999



                                                      Registration No. 333-73039
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                                             22-3103129
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                        181 UNIVERSITY AVENUE, SUITE 1208
                         TORONTO, ONTARIO M5H 3M7 CANADA
                                 (416) 363-5059
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)

                            NANETTE W. MANTELL, ESQ.
                                LANE AND MANTELL
                         991 ROUTE 22 WEST, PO BOX 8539
                          SOMERVILLE, NEW JERSEY 08876
                                 (908) 253-9333
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                       DR. D. GEOFFREY SHULMAN, PRESIDENT
                           DUSA PHARMACEUTICALS, INC.
                        181 UNIVERSITY AVENUE, SUITE 1208
                         TORONTO, ONTARIO M5H 3M7 CANADA
                                 (416) 363-5059

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                   Amount        Proposed Maximum     Proposed Maximum      Amount of
      Title of Each Class of Securities             to be       Offering Price Per   Aggregate Offering   Registration
              to be Registered                   Registered            Share                Price              Fee
---------------------------------------------    ----------     ------------------   ------------------   -------------
Shares of common stock without par value (2)      1,500,000       $  6.09375(1)      $     9,140,625.00   $   2,541.09
Shares of common stock without par value (2)         15,000          9.9375(14)      $       149,062.50   $      41.44
Shares of common stock without par value (3)        130,435       $  6.09375(1)      $       794,838.28   $     220.96
Placement agent warrants (4)                        163,043       $  6.09375(5)      $       993,543.28   $     276.21
Shares of common stock without par value (6)        163,043               --         $             0.00   $       0.00
Shares of common stock without par value (7)         50,000       $  6.09375(1)      $       304,687.50   $      84.70
Underwriter's options (8)                           300,000       $     7.70(11)     $     2,310,000.00   $     642.18
Shares of common stock without par value (9)        300,000               --         $             0.00   $       0.00
Underwriter's options (10)                           37,500       $     7.92(11)     $       297,000.00   $      82.57
Shares of common stock without par value (12)        37,500               --         $             0.00   $       0.00
Shares of common stock without par value (13)        20,000            7.875(13)     $       157,500.00   $      43.79
TOTAL REGISTRATION FEE*......................                                                             $   3,932.94


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low price as reported on The NASDAQ National Market on February 23, 1999.

(2) Represents shares issued to certain selling shareholders in a private placement completed January 15, 1999 under Rule 506 of Regulation D of the Securities Act of 1933, as amended, pursuant to subscription agreements.

(3) Represents shares issued to designees of the placement agent, a registered broker-dealer, as commissions and non-accountable expense allowance in connection with the private placement.

(4) Represents warrants issued to designees of the placement agent in connection with the private placement as additional compensation.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g)(3) of the Securities Act of 1933, as amended, based upon the average of the high and low price as reported on The NASDAQ National Market on February 23, 1999.

(6) Represents shares issuable upon exercise of the placement agent warrants issued in connection with the private placement transaction.

(7) Represents shares issuable upon exercise of a warrant issued to a consultant in connection with services rendered pursuant to an investor relations agreement dated October 14, 1993.

(8) Represents options to purchase shares issued to principals of the underwriter in connection with the issuance and sale of common stock pursuant to an underwriting agreement dated December 11, 1995.

(9) Represents shares issuable upon exercise of underwriter's options to purchase shares issued in connection with an underwriting agreement dated December 11, 1995.

(10) Represents options to purchase shares issued to principals of the underwriter in connection with the issuance and sale of Common Stock pursuant to an underwriting agreement dated April 15, 1996.

(11) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended, based upon the price at which the options may be exercised.

(12) Represents shares issuable upon exercise of underwriter's options to purchase shares issued in connection with an underwriting agreement dated April 15, 1996.

(13) Represents shares issuable upon exercise of a warrant issued to a consultant in connection with services rendered pursuant to an investor relations services agreement dated May 1, 1995. Under Rule 457(g)(3) of the Securities Act of 1933, the registration fee is estimated based upon the average of the high and low price as reported on The NASDAQ National Market on April 15, 1999.


(14) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low price as reported on The NASDAQ National Market on June 15, 1999.



*$3,891.50 Previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         Subject to Completion, Dated June 18, 1999

PROSPECTUS










                           DUSA PHARMACEUTICALS, INC.
                        2,215,978 SHARES OF COMMON STOCK




        -----------------------------------------------------------------
        This prospectus relates to an offering of 2,215,978 shares of common stock by the selling shareholders listed on pages 8 and 9.
        -----------------------------------------------------------------








              INVESTING IN THESE SHARES INVOLVES SIGNIFICANT RISKS.
                      SEE RISK FACTORS BEGINNING ON PAGE 1.







          Our common stock is traded on The NASDAQ National Market under the symbol "DUSA."


         The last reported sale price of our common stock on NASDAQ on June 15, 1999 was $9.9375 per share.


      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE ARE NOT ALLOWED TO SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                   The date of this prospectus is June -, 1999

                                TABLE OF CONTENTS
                                                                            Page


DUSA.......................................................................    1
Risk Factors...............................................................    1
Where You Can Find More Information........................................    7
Incorporation of Certain Documents by Reference............................    7
Forward-Looking Statements.................................................    7
Use of Proceeds............................................................    8
Selling Shareholders.......................................................    8
Plan of Distribution.......................................................   10
Securities to be Offered...................................................   10
Legal Matters..............................................................   11
Experts....................................................................   11
Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities..........................................   11

                                      DUSA

     We are a development stage pharmaceutical company engaged primarily in the research and development of a light sensitive drug, whose chemical name is 5-aminolevulinic acid, or more commonly known as ALA, in combination with light devices. The trademark for our brand of ALA is Levulan(R). We have published trademark applications for our drug applicator, Kerastick(TM) and one of our light devices, the BLU-U(TM). We believe that this drug and light combination system may be used to treat numerous diseases and to help detect the presence of other diseases.

     - When we use Levulan(R)and follow it with exposure to light to produce a therapeutic effect the technology is called photodynamic therapy or PDT.

     - When we use Levulan(R)and follow it with exposure to light to detect medical conditions the technology is called photodetection or PD.

     In July, 1998, we filed an application with the FDA for marketing approval using Levulan(R) photodynamic therapy to treat pre-cancerous skin lesions of the face and scalp called actinic keratoses. This application is called a new drug of application or NDA.

     We own or exclusively license certain patents and technology pertaining to our drug from PARTEQ Research and Development Innovations under a license agreement between DUSA and PARTEQ. We also own or license certain patents relating to methods for using pharmaceutical formulations which contain our drug and related processes and improvements.

     We are filing this prospectus, at our expense, as required by agreements with the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders.

     Our principal executive offices are located at 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 CANADA and our telephone number is (416) 363-5059.

                                  RISK FACTORS

     Investing in our common stock is very speculative and involves a high degree of risk. The risk factors described below may cause actual results, events or performance to differ materially from those predicted in any forward-looking statements we make in this prospectus. You should carefully consider these risk factors, in addition to the other information included or incorporated by reference in this prospectus before you make an investment decision.


     DEVELOPMENT OF OUR POTENTIAL PRODUCTS INVOLVES A LENGTHY PROCESS WHICH MAY NEVER RESULT IN ANY MEDICALLY EFFECTIVE PRODUCTS.

     Most of our products are at an early stage of development. Currently, we are developing a single drug compound for a number of different medical uses. We cannot predict how long this process will take. We do not know if any of the potential products will be effective medical treatments or diagnostic methods.

     We face much trial and error and we may fail at numerous stages along the way. Our products are at the following stages of development:

     -    Actinic Keratoses - Our NDA is under FDA review.

     - Bladder Cancer Photodetection - Our first Phase I/II trial is completed and additional Phase II trials are planned.

     - Hair Removal - Our first Phase I/II study was recently completed and the results are being analyzed.

     -    Acne - A Phase I/II study is scheduled to begin this year.

     - Endometrial Ablation which is a method of treating excessive uterine bleeding - We are sponsoring an investigator study which has recently started.

     - Cancer or Pre-cancer of the cervix -We are sponsoring investigator trials.

     Our most advanced development effort involves Levulan(R) PDT for actinic keratoses, but the FDA could require more testing. All of the other uses will require significant further research, development and testing.

     WE HAVE SIGNIFICANT LOSSES AND MAY NEVER BE PROFITABLE.

     We have a history of operating losses. We anticipate future losses and we may never become profitable. As of March 31, 1999, our accumulated deficit was approximately $31,447,289. We cannot predict whether any of our potential products will achieve market acceptance to generate sufficient revenues to become profitable.


     IF WE DO NOT OBTAIN GOVERNMENT REGULATORY APPROVAL THEN WE CANNOT MARKET OUR PRODUCTS.

     All of our potential products will require the approval of the FDA before they can be marketed in the United States. We cannot predict whether any of our products will obtain required FDA approvals or that regulatory problems will not arise that could delay or prevent the marketing of Levulan(R) PDT to treat actinic keratoses. Discovery of problems with a product, manufacturer or facility can result in delay of approval, product labeling restrictions or withdrawal of the product from the market. These consequences could adversely affect our financial condition and operations.

     Before an NDA can be filed with the FDA, a product must undergo, among other things, extensive animal testing and human clinical trials. Other than the NDA for Levulan(R) PDT to treat actinic keratoses, we have not filed NDAs for any of our other potential uses of Levulan(R) photodynamic therapy or photodetection. Following the acceptance of an NDA, the time required for regulatory approval can vary and is usually one to three years or more. Our drug and light system, Levulan(R) photodynamic therapy is a novel product based on new technology, so the FDA may take longer than average to consider our products for approval. To the best of our knowledge, only two similar PDT applications have received marketing approval from the FDA. DUSA has been asked to appear at an FDA advisory committee meeting to discuss its NDA. The meeting was originally scheduled for June 3, 1999 but is being rescheduled by the agency on a date which the FDA will announce shortly. We cannot predict what the committee will recommend to the FDA since our products are part of a relatively new type of therapy which uses a drug and a light device in combination.


     WE MAY NEED ADDITIONAL FUNDS AND IF WE CANNOT OBTAIN THEM ON ACCEPTABLE TERMS, WE WILL HAVE TO DELAY DEVELOPMENT EFFORTS.

     If we do not receive timely regulatory approval for our first product, Levulan(R) PDT for actinic keratoses, or if our product is approved and our sales goals are not met, then we will need substantial additional funds in order to fully develop, manufacture, market and sell our other potential products. We cannot predict exactly when additional funds will be needed. We may obtain funds through a public or private financing, including equity financing, and/or through collaborative arrangements. We cannot predict whether any financing will be available on acceptable terms when we need it because investors may be unwilling to invest in DUSA if we have setbacks in the development program or if the public fails to use our products.

     If funding is insufficient, we will have to delay, reduce in scope or eliminate some or all of our research and development programs. We cannot predict which programs will be effected since it will depend upon the status of clinical trials at that time. We may also license rights to third-parties to commercialize products or technologies that we would otherwise have attempted to develop and commercialize ourself.


     SINCE WE RELY ON SOLE SUPPLIERS FOR MANUFACTURE OF OUR PRODUCTS, ANY REGULATORY OR PRODUCTION PROBLEMS COULD ADVERSELY AFFECT US.

     We do not currently have the capacity to manufacture our Levulan(R) PDT products on our own. We have only one source for our drug supply, one source for our Kerastick(TM) brand of drug applicators, and one for our BLU-U(TM) brand of light device. If any of these suppliers fail to meet our needs our business, financial condition and results of operations could suffer. Our drug supplier has been notified that its facilities are not GMP compliant at this time but it is actively working to resolve the deficiencies. We are relying on this supplier to manufacture future commercial supplies of our product. If this supplier, or our other sole sources fail to meet and maintain regulatory requirements, approval of our first product could be delayed. It would be time-consuming and costly for DUSA to obtain these products from other FDA-approved manufacturers because our NDA would have to be amended and reviewed by the FDA.

     Our manufacturers have not yet produced our products in commercial quantities. Manufacturers often encounter difficulties in scaling-up manufacturing of new products, including problems involving product yields, quality control, component and service availability, adequacy of control procedures and policies, compliance with FDA regulations and the need for further FDA approval of new manufacturing processes and facilities. We cannot predict whether production yields, costs or quality will be adversely affected as our appointed manufacturers seek to increase production. Any such adverse effect could delay or prevent commercialization of our products which would have a material adverse effect on our business, financial condition and results of operations.

     SINCE WE LACK MARKETING EXPERTISE, OUR ABILITY TO ACHIEVE REVENUE GOALS MAY BE DELAYED.

     Although we are developing various plans for marketing our first product upon receipt of regulatory marketing approval, we do not at this time have a marketing partner or our own personnel to market our products. If we receive FDA approval before we establish marketing capabilities, our ability to generate revenues will be limited until we do so. We are negotiating potential collaborative licensing arrangements with pharmaceutical companies with manufacturing and/or sales and distribution capability to market our products. We are also developing plans to market the products through distribution or co-promotion arrangements. We cannot predict whether any of these arrangements will be concluded or if any of our products will be successfully marketed.


     WE HAVE LIMITED PATENT PROTECTION AND MAY NOT BE ABLE TO PROTECT OUR PATENTS AND PROPRIETARY RIGHTS.

     Our ability to compete successfully depends, in part, on our ability to defend patents that have issued, obtain new patents, protect trade secrets and operate without infringing the proprietary rights of others. We have no product patent protection for the compound ALA itself, as our basic patents are for methods of detecting and treating various diseased tissues using ALA or related compounds called precursors, in combination with light. Even where we have patent protection, there is no guarantee that we will be able to enforce our patents. Patent litigation is expensive, and we may not be able to afford the costs. We own or exclusively license patents and patent applications related to the following:

     -    unique physical forms of ALA;

     - methods of using ALA and its unique physical forms in combination with light; and

     -    compositions and apparatus for those methods.

     In addition, a number of third parties are seeking patents for additional uses of ALA. These additional uses, whether patented or not, could limit the scope of our future operations because other ALA products might become available which would not infringe our patents. These products would compete with ours even though they are marketed for a different use.

     We have limited patent protection outside the United States which may make it easier for third-parties to compete there. Our basic method of treatment patents and applications have counter-parts in only four foreign countries. Absent patent protection, third-parties may freely market ALA, subject to appropriate regulatory approval. There are reports of several third-parties conducting clinical studies using ALA in countries where DUSA lacks patent protection. These studies could provide the clinical data necessary to gain regulatory approval, resulting in competition.

     Our patent protection in Japan may be diminished or lost entirely. The Japanese Patent Office Board of Appeals, acting upon its review of an opposition to Japanese Patent No. 273032 which we have licensed from PARTEQ Research and Development Innovation, issued a document titled "Notice of Reasons for Cancellation" which DUSA received on February 12, 1999. With PARTEQ's assistance, we are preparing our response to this action which we must file by July 8, 1999. If our response does not allay the concerns of the Board, they may limit our patent protections or finalize the cancellation. Japan is a major pharmaceutical market and loss of this patent could adversely affect DUSA in at least two ways. First, should DUSA seek to enter the Japanese market, the lack of a patent would probably diminish our market share. Second, even if we did not seek to market in Japan, third parties might not be interested in licensing the product in Japan without patent protections, and this might affect DUSA's revenues.

     Thermolase Corporation has patents that may affect our ability to commercialize the use of ALA for hair removal. DUSA is aware that Thermolase has seven issued United States patents which claim methods for removing or inhibiting the growth of hair. DUSA does not know whether any of these patents cover our plans to market hair removal using ALA because we have not developed a final formulation or method of removing hair with ALA and light. If, after finalizing our formulation and method, we find that these patents do cover our planned use of ALA, Thermolase may either prevent us from using our system or they may require us to take a license for a fee.

     While we attempt to protect our proprietary information as trade secrets through agreements with each employee, licensing partner, consultant, university, pharmaceutical company and agent, we cannot give you any assurance that these agreements will provide effective protection for our proprietary information in the event of unauthorized use or disclosure of such information.


     COMPETING PRODUCTS AND TECHNOLOGIES MAY MAKE SOME OR ALL OF OUR PROGRAMS OR POTENTIAL PRODUCTS NONCOMPETITIVE OR OBSOLETE.

     Many pharmaceutical companies have substantially greater financial, technical, manufacturing, marketing and distribution resources than we have which gives them an advantage over us in the marketplace. This industry is subject to rapid, unpredictable and significant technological change. Competition is intense. Well-known pharmaceutical, biotechnology and chemical companies, are marketing well-established therapies, and/or seeking to develop new products and technologies, for the treatment of various dermatological conditions including actinic keratoses. For example, the current preferred methods of treating actinic keratoses are with the drug 5-fluorouracil for multiple lesions, and cryotherapy using liquid nitrogen for limited numbers of lesions. Although both methods are effective, 5-FU can be irritating and often requires administration for a number of consecutive weeks, while cryotherapy is non-selective, is usually painful at the site of freezing and may cause blistering.

     In addition, several companies are developing photodynamic therapies and photodetection products, including products for markets that we intend to pursue. Commercial development of PDT agents are currently being pursued by a number of companies, including: QLT Photo Therapeutics Inc. (Canada); Miravant, Inc. (U.S.); Pharmacyclics, Inc. (U.S.); Nippon Petrochemicals (Japan); Scotia Pharmaceuticals (United Kingdom); medac GmBh (Germany) ("Medac"); and Photocure (Norway). Photocure may be working at Phase I/II equivalent trials using ALA PDT for dermatological uses, including for certain indications being pursued by DUSA. We are aware that Medac is developing ALA PDT for bladder cancer detection in Germany and may receive regulatory approval in Germany prior to DUSA receiving approval from the FDA. We expect that our principal methods of competition with other PDT companies will be based upon such factors as:

     -    the ease of administration of our photodynamic therapy,
     -    the degree of generalized skin sensitivity to light,
     -    the number of required doses,
     - the selectivity of our drug for the target lesion or tissue of interest, and
     -    the type and cost of our light systems.

     We cannot give you any assurance that new drugs or future developments in PDT or in other drug technologies will not have a material adverse effect on our business. Increased competition could result in:

     -    price reductions,
     -    lower levels of third-party reimbursements,
     -    failure to achieve market acceptance, and
     -    loss of market share

any of which could have an adverse effect on our business. Further, we cannot give you any assurance that developments by our competitors or future competitors will not render our technology obsolete.


     THE LOSS OF KEY MEMBERS OF OUR MANAGEMENT COULD DELAY THE ACHIEVEMENT OF OUR BUSINESS AND RESEARCH OBJECTIVES.

     We are a small company with only fifteen employees. We are highly dependent on several key employees with specialized scientific and technical skills including: D. Geoffrey Shulman, MD, FRCPC, Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of the Company; Ronald L. Carroll, Executive Vice President and Chief Operating Officer; and Stuart L. Marcus, MD, PhD, Senior Vice President, Scientific Affairs. At least one of them receives regular solicitations for employment from industry competitors. While we have entered employment agreements with our three executive officers, they may not remain with us. Our growth and future success will depend, in large part, on the continued contributions of these key individuals as well as our ability to, motivate and retain these qualified personnel in our specialty drug and light device areas. We currently do not employ anyone who could replace them. The loss of Dr. Shulman, Mr. Carroll or Dr. Marcus could cause significant delays in achievement of our business and research goals since very few people with their expertise could be hired. Our business, financial condition and results of operations could suffer.


     IF REIMBURSEMENT FOR OUR PRODUCTS BY THIRD-PARTY PAYORS IS NOT ADEQUATE OUR REVENUES AND PROFITS COULD SUFFER.

     We expect that our ability to successfully penetrate the market will depend significantly on the availability of reimbursement for our products from third-party payors such as governmental programs, private insurance and private health plans. We cannot predict whether levels of reimbursement for our drug and light combination therapy, if any, will be high enough to allow us to charge a reasonable profit margin. Even with FDA approval, third-party payors may deny reimbursement if the payor determines that our particular new therapy is unnecessary, inappropriate or not cost effective. If patients are not entitled to receive reimbursements similar to reimbursements for competing therapies, they will have to pay for the unreimbursed amounts. These reimbursement factors could limit our revenues, and our profits, if physicians or patients choose therapies with higher reimbursements. The reimbursement status of newly-approved health care products is highly uncertain. If levels of reimbursement are decreased in the future, the demand for our products could diminish or our ability to sell our products on a profitable basis could be hurt.

     WE ARE DEPENDENT UPON AN INDEPENDENT CONSULTING FIRM FOR OUR REGULATORY AFFAIRS EXPERTISE AND IF THE FIRM STOPPED PROVIDING SERVICES IT COULD BE COSTLY AND TIME-CONSUMING FOR US TO REPLACE THEM.

     Our clinical development program is being implemented by our senior management, with the assistance of consultants, primarily Guidelines, Inc., a Florida-based company, specializing in drug development and regulatory affairs. Guidelines' services involve acting as our liaison with the FDA, preparing and filing with the FDA our clinical trial information, representing us at FDA meetings and responding to FDA questions. If we lost their services, at the end of our contract on December 31, 1999, we would be forced to seek alternative arrangements or we might have to develop our own regulatory affairs capacity. These alternatives may prove to be costly and time-consuming which could delay any FDA approval and cause a material adverse effect on our business, financial condition and results of operations.


     IF WE BECOME SUBJECT TO A PRODUCT LIABILITY CLAIM, WE MAY NOT HAVE ADEQUATE INSURANCE COVERAGE AND THE CLAIM COULD ADVERSELY AFFECT OUR BUSINESS.

     The development, manufacture and sale of medical products exposes us to the risk of significant damages from product liability claims. We maintain product liability insurance for coverage of our clinical trial activities. We intend to obtain coverage for our products when they enter the marketplace but we do not know if it will be available at acceptable costs. If the cost is too high, we will have to self-insure. While we have not experienced any product liability claims, a successful claim in excess of our clinical trial insurance coverage or any coverage for commercial use of our products could have a materially adverse effect on our business, financial condition and results of operations.


     IF OUTSTANDING OPTIONS AND WARRANTS ARE CONVERTED, THE VALUE OF THOSE SHARES OF COMMON STOCK OUTSTANDING JUST PRIOR TO THE CONVERSION WILL BE DILUTED.

     As of May 21, 1999 there were outstanding options and warrants to purchase 2,120,300 shares of common stock, with exercise prices ranging from U.S. $3.25 to $13.375 per share, respectively, and ranging from CDN. $4.69 to CDN. $12.875 per share, respectively. In addition, there are 480,000 outstanding underwriter's purchase options and 163,043 outstanding placement agent warrants. If the holders exercise a significant number of these securities at any one time, the market price of the common stock could fall. The value of the common stock held by other shareholders will be diluted. The holders of the options and warrants have the opportunity to profit if the market price for the common stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. If the market price of the common stock does not rise above the exercise price of these securities, then they will expire without exercise. The holders are likely to exercise their securities when we would probably be able to raise capital from the public on terms more favorable than those provided in these securities.


     RESULTS OF OUR OPERATIONS AND GENERAL MARKET CONDITIONS FOR BIOTECHNOLOGY STOCK COULD RESULT IN THE SUDDEN CHANGE IN THE MARKET VALUE OF OUR STOCK.

     From time to time and in particular during the last several months, the price of our common stock has been highly volatile. These fluctuations create a greater risk of capital losses for our shareholders as compared to less volatile stocks. Over the past twelve months our stock price has ranged from a high of $16.063 to a low of $2.250. From January 1, 1999 to March 31, 1999, our stock price has ranged from a high of $9.063 to a low of $5.375. Factors that contributed to the volatility of our stock during the last fifteen (15) months included:

     -    announcement of clinical trial results;
     -    filing of the NDA;
     -    announcement of a proposed marketing alliance;
     -    failure to complete that proposed marketing alliance.

         Since we are a development stage company the significant general market decline in similar stage pharmaceutical and biotechnology companies made the market price of our common stock even more volatile.

     OUR OPERATIONS AND BUSINESS COULD BE DISRUPTED IF OUR COMPUTER SYSTEM OR IF OUR KEY SUPPLIERS' SYSTEMS FAIL WHEN THE YEAR CHANGES TO 2000.

     Any of our computers, computer programs, and administrative equipment that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. We cannot give you any assurance that our systems or the systems of third-parties with whom we do business do not contain undetected errors or defects associated with the year 2000 date functions that may have a material adverse effect on our business, results of operation or financial condition. If any of our systems that have date-sensitive software use only two digits, system failures or miscalculations may result causing disruptions to our operations, including among other things:

     -    a temporary inability to process transactions,
     - sending and receiving electronic data with our third-party suppliers, and
     -    engaging in similar normal business activities.

     Our management information systems have been certified as year 2000 compliant. However, because most computer systems are, by their very nature, interdependent, it is possible that non-compliant third-party computers could have an adverse effect on our computer systems.

     We have not completed the process of obtaining certifications from unrelated third-parties but expect to be complete by August, 1999. In the event such certifications are not available, we are developing plans to evaluate the potential impact on our operations if such third-parties are unable to perform their obligations. To the extent that such third-parties are materially adversely affected by the year 2000 issue, we could experience disruptions and delays in our operations and in receipt of supplies of our drug or light devices. These events could negatively impact our research and development activities and our revenues of any products which may have been commercialized by that date.


     EFFECTING A CHANGE OF CONTROL OF DUSA WOULD BE DIFFICULT, WHICH MAY DISCOURAGE OFFERS FOR SHARES OF OUR COMMON STOCK.

     Our certificate of incorporation authorizes the board of directors to issue up to 100,000,000 shares of stock, 40 million of which are common stock. The board of directors has the authority to determine the price, rights, preferences and privileges, including voting rights, of the remaining 60 million shares without any further vote or action by the shareholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

     We also have a shareholder rights plan. The plan may have the effect of delaying, deterring, or preventing changes in control or management of DUSA, which may discourage potential acquirers who otherwise might wish to acquire DUSA without the consent of the board of directors. Under the plan, if a person or group acquires 15% or more of our common stock, all holders of rights (other than the acquiring shareholder) may, upon payment of the purchase price then in effect, purchase common stock having a value of twice the purchase price. In the event that DUSA is involved in a merger or other similar transaction where it is not the surviving corporation, all holders of rights (other than the acquiring shareholder) shall be entitled, upon payment of the then in effect purchase price, to purchase common stock of the surviving corporation having a value of twice the purchase price. The rights will expire on September 26, 2007, unless previously redeemed.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission in Washington, D.C. You may read and copy any document we file at the SEC's public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C., 20549. The SEC has prescribed rates for copying. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

     Our reports and other information can also be inspected at the offices of the National Association of Securities Dealers at 1735 K Street, NW, Washington, DC 20006-1506.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to those documents. The information incorporated may include documents filed after the date of this prospectus which will update and supercede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information contained in those documents is different from the information contained in this prospectus.

     -    Annual report on Form 10-K for the year ended December 31, 1998.

     -    Quarterly report on Form 10-Q for the quarter ended March 31, 1999.


     - Three current reports on Form 8-K, including the exhibits: one dated January 7, 1999 which was filed on January 11, 1999; one dated January 14, 1999 which was filed January 14, 1999; and one dated June 11, 1999 which was filed June 11, 1999.


     - The description of DUSA's common stock contained in its registration statement on Form 8-A which was filed on January 3, 1992 and amended on October 24, 1997 and in DUSA's report on Form 10-Q which was filed on November 12, 1997.

     We also incorporate by reference all other documents which we file in the future with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering.

     You may request a copy of these filings, at no cost, by writing or telephoning us at:

                           181 UNIVERSITY AVENUE, SUITE 1208
                           TORONTO, ONTARIO M5H 3M7 CANADA
                           ATTENTION: MS. SHARI LOVELL
                           (416) 363-5059
                           E-MAIL TO: LovellS@DusaPharma.com


     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. You should rely only on the information and representations provided in this prospectus or on the information incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.


                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain forward-looking statements relating to future events or our future financial performance. Forward-looking statements are statements that include information based upon beliefs of our management, as well as assumptions made by and information available to our management. The words "believes," "expects," "anticipates," "intends" or similar terms are intended to identify forward-looking statements. These forward-looking statements have been compiled by our management based upon factors they consider reasonable. Such statements reflect our current views of future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Many of these risks are discussed above under the "Risk Factors" section of this prospectus and in the documents incorporated by reference, including documents which may be filed in the future.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders. We will receive the exercise price for the shares of common stock that underlie the following warrants and/or underwriter's options if those securities are converted with cash payments into shares by their holders. Potential proceeds to DUSA if all holders of warrants or options convert their securities into shares of common stock total $3,802,215.00, as follows:

     - $815,215.00 upon the conversion of 163,043 placement agent warrants with an exercise price of $5.00 per share;

     - $300,000.00 upon the conversion of a warrant for 50,000 shares of common stock with an exercise price of $6.00 per share;

     - $2,310,000.00 upon the conversion of 300,000 underwriter's options with an exercise price of $7.70 per share;

     - $297,000.00 upon the conversion of 37,500 underwriter's options with an exercise price of $7.92 per share; and

     - $80,000.00 upon the conversion of a warrant for 20,000 shares of common stock with an exercise price of $4.00 per share.

     Any proceeds that we may receive upon any exercise of warrants and/or options will be used for working capital, primarily to advance research and product development activities of its drug, Levulan(R), including conducting pre-clinical studies and clinical trials. If sufficient funds are available, DUSA may also use its resources to acquire by license, purchase or other arrangements, businesses, technologies, or products that enhance or expand DUSA's business such as other light-sensitive drugs or light devices.


                              SELLING SHAREHOLDERS


     The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each selling shareholder as of June 1, 1999, the number of shares of common stock that each may offer from time to time and the number of shares of common stock beneficially owned by each selling shareholder upon completion of the offering, assuming all of the shares offered are sold. The number of shares sold by each selling shareholder may depend on a number of factors, including, among other things, the market price of the common stock.



     The table is based upon information obtained from the selling shareholders and upon information in our possession regarding the issuance and sale of securities offered by this prospectus and the registration rights granted to the selling shareholders. The selling shareholders listed in the table as numbers 1 through 30 acquired the shares they are offering in a private placement on January 15, 1999.



                                                                                    Number of
                                          DUSA Shares                               Shares that Maybe   DUSA Shares
                                          Beneficially Owned            Number of   Offered Upon        Beneficially Owned
                                          Prior to Offering             Shares      Conversion of       After Offering
Name                                      Shares              Percent   Offered     Warrants/Options    Shares               Percent
------------------------------------------------------------------------------------------------------------------------------------
1.   Amy Newmark.....................       30,300               *       30,300             0                0                  0
2.   Robert L. Swisher, Jr...........      101,000               *      101,000             0                0                  0
3.   Rainbow Trading
      Venture Partners, L.P. ........       20,200               *       20,200             0                0                  0
4.   David Kalatsky .................        3,030               *        3,030             0                0                  0
5.   Jeff Kone and Cezanne Kone......       10,100               *       10,100             0                0                  0
6.   Larry Miller ...................       20,200               *       20,200             0                0                  0
7.   Balmore Funds S.A. .............       25,250               *       25,250             0                0                  0
8.   Austost Anstalt Schaan..........       25,250               *       25,250             0                0                  0
9.   Ohr Somayach International......        8,080               *        8,080             0                0                  0

                                                                                    Number of
                                          DUSA Shares                               Shares that Maybe   DUSA Shares
                                          Beneficially Owned            Number of   Offered Upon        Beneficially Owned
                                          Prior to Offering             Shares      Conversion of       After Offering
Name                                      Shares              Percent   Offered     Warrants/Options    Shares               Percent
------------------------------------------------------------------------------------------------------------------------------------
10. Lighthouse Genesis
      Partners USA, LP. .............       15,150             *         15,150               0                  0                0
11. Pharos Genesis Fund Limited .....      136,350             1.24     136,350               0                  0                0
12. Bulldog Capital Partners LP. ....      882,200             8.0      101,000               0            781,200              7.1
13. Jack Lief .......................        5,050             *          5,050               0                  0                0
14. Lisa Low ........................      594,847(1)          5.22     142,410               0            452,437             3.97
15. Cradock Asset Management ........       20,200             *         20,200               0                  0                0
16. EDJ Limited .....................       41,722             *         40,400               0              1,322                *
17. Matador Microcap Fund, LP. ......      475,250             4.32      25,250               0            450,000             4.09
18. Porter Partners, LP. ............      158,448             1.44      40,400               0            118,048             1.07
19. Special Situations Private Equity
      Fund LP .......................      181,800             1.65     181,800               0                  0                0
20. Riviera Enid Limited Partnership        41,780             *         18,180               0             23,600                *
21. Talkot Crossover Fund ...........       72,100             *         60,600               0             11,500                *
22. Valor Capital Management LP. ....      262,700             2.39     161,600               0            101,100                *
23. Prism Partners I ................      115,280             1.05      10,908               0            104,300                *
24. Prism Partners II Offshore Fund .       33,128             *         33,128               0                  0                0
25. Prism Partners Offshore Fund ....       16,564             *         16,564               0                  0                0
26. JIBS Equities ...................      101,000             *        101,000               0                  0                0
27. Michael G. Jesselson ............      101,000             *        101,000               0                  0                0
28. State Capital Partners ..........       20,200             *         20,200               0                  0                0
29. Mid Ocean Investments Ltd. ......       47,700             *         20,200          20,000              7,500                *
30. Yad Avraham Inc. ................       20,200             *         20,200               0                  0                0
31. Derek L. Caldwell** .............       60,905(2)          *         21,174          14,731             25,000                *
32. John Gallagher** ................        7,500             *              0           5,500              2,000                *
33. Alan Swerdloff** ................        3,130             *              0           3,130                  0                0
34. Nathan Low** ....................      594,847(3)          5.22      66,282         336,155            192,410             1.69
35. Dwight Miller** .................       10,892             *          4,696           6,196                  0                0
36. Paul Scharfer** .................      116,248             1.04      28,174          88,074                  0                0
37. Marc Seelenfreund** .............        5,731             *              0           5,731                  0                0
38. Richard B. Stone** ..............       44,531             *          8,627          35,904                  0                0
39. Sunrise Financial Group .........       50,000             *              0          50,000                  0                0
40. Preston Tsao** ..................        6,622             *              0           6,622                  0                0


*  Less than 1%

** Designee of Sunrise Securities Corp, a registered broker-dealer. Sunrise Securities Corp. acted as underwriter in December, 1995, March 1996 and May 1996 and acted as placement agent in connection with a recent private placement under Rule 506 of Regulation D. Sunrise Securities Corp. is affiliated with Sunrise Financial Group, selling shareholder number 39.


(1) Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Lisa Low may be deemed to be the beneficial owner of 142,410 shares held in three (3) custodial accounts and an additional 452,437 securities which may be deemed to be beneficially owned by her spouse, Nathan Low. (See footnote 3, below).


(2) Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Derek Caldwell may be deemed to be the beneficial owner of 25,000 shares that may be issued upon the exercise of a warrant held by Sunrise Financial Group. (See footnote 3, below).


(3) Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Nathan Low may be deemed to be the beneficial owner of 142,410 shares that are held by Lisa Low as custodian for three (3) children and 50,000 shares that may be issued upon the exercise of a warrant held by Sunrise Financial Group. Mr. Low disclaims the beneficial ownership of:



     -    142,410 shares held by Lisa Low as custodian;


     - 25,000 of the shares underlying the Sunrise Financial Group warrant which have been committed to Mr. Derek Caldwell; and

     - 1,000 shares that may be issued upon the exercise of underwriter's options which options are currently in Mr. Low's name and are committed to other employees of Sunrise Financial Group and Sunrise Securities Corp.

                              PLAN OF DISTRIBUTION

     The selling shareholders are offering shares of common stock which they acquired from us in a private placement or which are issuable to them upon conversion of options or warrants that we issued to them. The shares may be sold from time to time in public transactions, on or off The NASDAQ National Market, or in private transactions, at prevailing market prices or at privately negotiated prices or through a combination of such methods of sale, at fixed prices which may be changed, at prices related to prevailing market prices or at negotiated prices. In addition, any shares of the common stock may be sold according to Rule 144 rather than as part of this prospectus.

     The shares may be sold directly by the selling shareholders or through underwriters, broker-dealers or agents. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser of the shares for whom such broker-dealer may act as agent, or to whom they sell as principals, or both (which compensation might be in excess of commission that brokers usually receive). In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling shareholder. There can be no assurance that all or any of the common stock offered by this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, who sell any of the common stock offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations which pertain to these laws. Any commissions which these persons or firms receive and any profits on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under such acts. As of the date of this prospectus, the selling shareholders have advised us that there are no special selling arrangements between any broker-dealer or other person and any of the selling shareholders.

     Under the Securities Exchange Act of 1934, any person taking part in the distribution of the shares may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling shareholder and any other person taking part in the distribution will be subject to the Exchange Act which may limit the timing of purchases and sales of common stock by them. These rules may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

     At the time a particular offer of shares is made, a supplemental prospectus will be distributed, if required, which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares purchased from the selling shareholders, any discounts, commissions or other items constituting compensation from the selling shareholders in any discount, commission or concession allowed or reallowed or paid to dealers.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     The selling shareholders may be entitled under agreements entered into with us to indemnification from us against liabilities under the Securities Act.


                            SECURITIES TO BE OFFERED


     A total of 1,645,435 of the 2,215,978 securities being offered in this prospectus are shares of common stock, no par value. 1,515,000 of these shares are being offered by the participants of a private placement under Rule 506 of Regulation D and 130,435 of these shares are being offered by the placement agent, and/or its designees, which shares were issued as commissions and non-accountable expense allowance in connection with the private placement.


     The remaining 570,543 securities being offered in this prospectus are offered pursuant to warrants and/or options to purchase shares of common stock as follows:

     - 163,043 of the securities are offered pursuant to placement agent warrants which were issued and remain outstanding in connection with a private placement transaction that closed on January 15, 1999. The placement agent warrants can be exercised for a period of five (5) years, until 5:00 p.m. New York time on January 14, 2004 at an exercise price of $5.00 per share. The placement agent warrants contain no provisions regarding changes or adjustments in the exercise price, but do contain provisions for the issuance of an additional number of shares in the event of a stock split, stock dividend or similar transaction involving the underlying common stock.

     - 50,000 of the securities are offered pursuant to a warrant which was issued and remains outstanding in connection with an investor relations agreement. The warrant had an original expiration date of October 14, 1998 which was extended for three (3) years until 5:00 p.m. New York time on October 14, 2001. The exercise price of the warrant is $6.00 per share. The warrant contains no provisions regarding changes or adjustments in the exercise price but does contain provisions for the issuance of an additional number of shares in the event of a stock split, stock dividend or similar transaction involving the underlying common stock.

     - 300,000 of the securities are offered pursuant to underwriter's options which were issued and remain outstanding in connection with an underwriting agreement dated December 11, 1995. The underwriter's options have a five (5) year term and can be exercised until 5:00 p.m. New York time on December 7, 2000 at an exercise price of $7.70 per share. These underwriter's options contain no provisions regarding changes or adjustments in the exercise price, but do contain provisions for the issuance of an additional number of shares in the event of a stock split, stock dividend or similar transaction involving the underlying common stock.

     - 37,500 of the securities are offered pursuant to underwriter's options which were issued and remain outstanding in connection with an underwriting agreement dated April 15, 1996. These underwriter's options have a five (5) year term and can be exercised until 5:00 p.m. New York time on April 14, 2001 at an exercise price of $7.92 per share. These underwriter's options contain no provisions regarding changes or adjustments in the exercise price, but do contain provisions for the issuance of an additional number of shares in the event of a stock split, stock dividend or similar transaction involving the underlying common stock.

     - 20,000 of the securities are offered pursuant to a warrant which was issued and remains outstanding in connection with an investor relations services agreement. The warrant expires at 5:00 p.m. New York time on March 21, 2000. The exercise price of the warrant is $4.00 per share. The warrant contains no provisions regarding changes or adjustments in the exercise price but does contain provisions for the issuance of an additional number of shares in the event of a stock split, stock dividend or similar transaction involving the underlying common stock.


                                  LEGAL MATTERS


     The validity of the securities offered hereby will be passed upon by Lane and Mantell, a professional corporation, Somerville, New Jersey. As of June 17, 1999, shareholders and associates of Lane and Mantell beneficially own, directly or indirectly, less than 1% of the common stock of DUSA.



                                     EXPERTS

     The financial statements and related financial statement schedules incorporated in this prospectus by reference from DUSA's annual report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche, LLP independent auditors, as stated in their report (which contains an emphasis paragraph indicating that DUSA is in the development stage), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling DUSA pursuant to the foregoing provisions, DUSA has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

     UNTIL JULY   , 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.








                                      DUSA
                              PHARMACEUTICALS, INC.


                        2,215,978 Shares of Common Stock





                             -----------------------













                                 June 18, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth the expenses in connection with the offering described in the registration statement, all of which will be borne by DUSA.


         SEC Registration Fee***                      $  3,932.94
         NASD Filing Fee**                              17,500.00
         Printing and Engraving*                         5,000.00
         Accounting Fees and Expenses*                  50,000.00
         Legal Fees and Expenses*                       40,000.00
         Miscellaneous Expenses*                         1,500.00
                                                      -----------

         TOTAL                                        $117,932.94
                                                      ===========


*Estimated.
**Previously paid.


***$3,891.50 Previously paid.





Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 5 of the Company's Certificate of Incorporation, as amended, and New Jersey Business Corporation Act, N.J.S.A. 14A:2-7 provide as follows:

     Any director and officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit.

     The Company's By-laws, as amended, pursuant to the New Jersey Business Corporation Act, N.J.S.A. 14A:3-5, provide as follows:


                                   ARTICLE IV
                                 INDEMNIFICATION




     Section 1. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he (a) is or was an employee or agent or the legal representative of a director, officer, trustee, employee or agent of the Corporation or of any absorbed constituent corporation, or (b) is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of such a person against expenses, costs, disbursements (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by him in good faith and in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

     Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, or is or was serving at the request of the Corporation or of any absorbed constituent corporation, as a director, officer, trustee, employee, agent of or participant, or the legal representative of any such person in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the New Jersey Superior Court or such other court shall deem proper.

     Section 3. Successful Defense. To the extent that a person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, has been successful on the merits or otherwise in defense of any action, suit proceeding referred to in
Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Specific Authorization. Any indemnification under Section 1 or
Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, a quorum of disinterested directors so directs, by independent legal counsel for a written opinion, (3) by the shareholders.

     Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final distribution of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to this Article.

     Section 6. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by this Article shall not exclude any other rights to which those seeking indemnification may be entitled under the certificate of incorporation of the Corporation or any By-Law agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a Director, officer, trustee, employee, agent, or legal representative if a judgment or other final adjudication adverse to such persons establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger of the legal representative of such person or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, trustee, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of any such person against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such or by reason of his being or having been such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, the New Jersey Business Corporation Act, or otherwise.

     Section 8. Invalidity of any Provision of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

Item 16. EXHIBITS

(a) Exhibits:
    (1)    None
    (2)    None
    (3)    Inapplicable
    (4) Instruments defining the rights of security holders, including indentures
           (4.1) Common Stock specimen, filed as Exhibit 4.1 to the Registrant's
                 Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 filed November 12, 1997, and is incorporated herein by reference.
           (4.2) Form of Placement Agent Warrant, dated January 15, 1999*
           (4.3) Form of Underwriter's Option, dated December 21, 1995*
           (4.4) Form of Underwriter's Option, dated May 1, 1996*
           (4.5) Sunrise Financial Corp. Warrant, dated October 14, 1993*
           (4.6) Extension of Warrant Certificate for Purchase of Common Stock,
                 dated July 30, 1998*
           (4.7) Mid-Ocean Investments Ltd. Warrant, dated as of March 22, 1995*
    (5)    Opinion re: legality

           (5.1) Opinion of Lane and Mantell, a professional corporation

    (6)    Inapplicable
    (7)    Inapplicable
    (8)    None
    (9)    Inapplicable

    (10)   Material Contracts
           (10.1) Purchase and Supply Agreement between Registrant and National
                  Biological Corporation dated November 5, 1998 portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 246 of the Securities Exchange Act of 1934 and Rule 406 of the Securities Act of 1933.



           (10.2) Exhibit A to Amended and Restated License Agreement between
                  Registrant and PARTEQ dated March 11, 1998, filed as Exhibit 10(e) to Registrant's Form 10-K for the fiscal year ended December 31, 1998 filed February 26, 1999 and is incorporated herein by reference. Portions of Exhibit A have been omitted pursuant to a request for confidential treatment pursuant to Rule 246 of the Securities Exchange Act of 1934 and Rule 406 of the Securities Act of 1933.


    (11)   Inapplicable
    (12)   None
    (13)   Inapplicable
    (14)   Inapplicable
    (15)   None
    (16)   Inapplicable
    (17)   Inapplicable
    (18)   Inapplicable
    (19)   Inapplicable
    (20)   Inapplicable
    (21)   Inapplicable
    (22)   Inapplicable
    (23)   Consents of experts and counsel
           (23.1) Consent of Deloitte & Touche LLP
           (23.2) Consent of Lane and Mantell, a professional corporation*
    (24)   Powers of Attorney
           (24.1) Power of Attorney appointing D. Geoffrey Shulman, MD, FRCPC on original signature page*
    (25)   None
    (26)   None
    (27)   None
    (28)   None
    (99.1) Form of Subscription Agreement*
    (99.2) Underwriting Agreement, dated December 11, 1995, filed as Exhibit 1.1 to Registrant's Registration Statement on Form S-2, No. 33-98030, and is incorporated herein by reference.
    (99.3) Underwriting Agreement, dated February 28, 1996, filed as Exhibit
           1.1 to Registrant's Registration Statement on Form S-3, No.
           33-31362, and is incorporated herein by reference.
    (99.4) Underwriting Agreement, dated April 15, 1996, filed as Exhibit 1.1 to Registrant's Registration Statement on Form S-2, No. 33-32376, and is incorporated herein by reference.
    (99.5) Investor Relations Retainer Agreement, dated October 14, 1993*
    (99.6) Investor Relations Services Agreement dated May 1, 1995*



* Previously filed.

Item 17. UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 18 1999.




                                      DUSA Pharmaceuticals, Inc.
                                      (Registrant)


                                      By: /s/ D. Geoffrey Shulman
                                          --------------------------------------
                                          D. Geoffrey Shulman, President and
                                          Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:



/s/ D. Geoffrey Shulman          Director, Chairman of the         June 18, 1999
------------------------------   Board, President, Chief           -------------
D. Geoffrey Shulman, MD, FRCPC   Executive Officer and Chief       Date
                                 Financial Officer (Principal
                                 Executive, Financial, and
                                 Accounting Officer)


/s/ Ronald L. Carroll*           Executive Vice President, Chief   June 18, 1999
------------------------------   Operating Officer                 -------------
Ronald L. Carroll                                                  Date

/s/ Stuart L. Marcus*            Senior Vice President             June 18, 1999
------------------------------   Scientific Affairs                -------------
Stuart L. Marcus,  MD, PhD                                         Date

/s/ Nanette W. Mantell*          Secretary                         June 18, 1999
------------------------------                                     -------------
Nanette W. Mantell, Esq.                                           Date

/s/ John H. Abeles*              Director                          June 18, 1999
------------------------------                                     -------------
John H. Abeles, MD                                                 Date

/s/ James P. Doherty*            Director                          June 18, 1999
------------------------------                                     -------------
James P. Doherty, BSc                                              Date

/s/ Jay M. Haft*                 Director                          June 18, 1999
------------------------------                                     -------------
Jay M. Haft, Esq.                                                  Date

/s/ Richard C. Lufkin*           Director                          June 18, 1999
------------------------------                                     -------------
Richard C. Lufkin                                                  Date



*By /s/ D. Geoffrey Shulman
---------------------------
        D. Geoffrey Shulman, Attorney-in-Fact

                                INDEX TO EXHIBITS


    (1)    None
    (2)    None
    (3)    Inapplicable
    (4) Instruments defining the rights of security holders, including indentures
           (4.1) Common Stock specimen, filed as Exhibit 4.1 to the Registrant's
                 Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 filed November 12, 1997, and is incorporated herein by reference.
           (4.2) Form of Placement Agent Warrant, dated January 15, 1999*
           (4.3) Form of Underwriter's Option, dated December 21, 1995*
           (4.4) Form of Underwriter's Option, dated May 1, 1996*
           (4.5) Sunrise Financial Corp. Warrant, dated October 14, 1993*
           (4.6) Extension of Warrant Certificate for Purchase of Common Stock,
                 dated July 30, 1998*
           (4.7) Mid-Ocean Investments Ltd. Warrant, dated as of March 22, 1995*
    (5)    Opinion re: legality

           (5.1) Opinion of Lane and Mantell, a professional corporation

    (6)    Inapplicable
    (7)    Inapplicable
    (8)    None
    (9)    Inapplicable

    (10)   Material Contracts
           (10.1) Purchase and Supply Agreement between Registrant and National
                  Biological Corporation dated November 5, 1998 portions of which have been omitted pursuant to a request for confidential treatment pursuant to Rule 246 of the Securities Exchange Act of 1934 and Rule 406 of the Securities Act of 1933.



           (10.2) Exhibit A to Amended and Restated License Agreement between
                  Registrant and PARTEQ dated March 11, 1998, filed as Exhibit 10(e) to Registrant's Form 10-K for the fiscal year ended December 31, 1998 filed February 26, 1999 and is incorporated herein by reference. Portions of Exhibit A have been omitted pursuant to a request for confidential treatment pursuant to Rule 246 of the Securities Exchange Act of 1934 and Rule 406 of the Securities Act of 1933.


    (11)   Inapplicable
    (12)   None
    (13)   Inapplicable
    (14)   Inapplicable
    (15)   None
    (16)   Inapplicable
    (17)   Inapplicable
    (18)   Inapplicable
    (19)   Inapplicable
    (20)   Inapplicable
    (21)   Inapplicable
    (22)   Inapplicable
    (23)   Consents of experts and counsel
           (23.1) Consent of Deloitte & Touche LLP
           (23.2) Consent of Lane and Mantell, a professional corporation*
    (24)   Powers of Attorney
           (24.1) Power of Attorney appointing D. Geoffrey Shulman, MD, FRCPC on original signature page*
    (25)   None
    (26)   None
    (27)   None
    (28)   None
    (99.1) Form of Subscription Agreement*
    (99.2) Underwriting Agreement, dated December 11, 1995, filed as Exhibit 1.1 to Registrant's Registration Statement on Form S-2, No. 33-98030, and is incorporated herein by reference.
    (99.3) Underwriting Agreement, dated February 28, 1996, filed as Exhibit
           1.1 to Registrant's Registration Statement on Form S-3, No.
           33-31362, and is incorporated herein by reference.
    (99.4) Underwriting Agreement, dated April 15, 1996, filed as Exhibit 1.1 to Registrant's Registration Statement on Form S-2, No. 33-32376, and is incorporated herein by reference.
    (99.5) Investor Relations Retainer Agreement, dated October 14, 1993*
    (99.6) Investor Relations Services Agreement dated May 1, 1995*



* Previously filed.